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Mattel, Inc.
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Mattel, Inc. Supplemental Proxy Materials

For the Annual Meeting of Stockholders to be Held on May 17, 2018

Our Annual Meeting of Stockholders will be held on May 17, 2018. Attached is a presentation that is intended to supplement our Proxy Statement that was filed on April 5, 2018.

Mattel, Inc. Business, Governance & Compensation Update Spring 2018 ©2018 Mattel, Inc. All Rights Reserved.

Mattel is including this Cautionary Statement pursuant to the Private Securities Litigation Reform Act of 1995 (the “Act”). Certain statements made in this presentation may include forward-looking statements within the meaning of the Act relating to the future performance (including, without limitation, future revenues, strategies, prospects, goals, and all other statements that do not relate strictly to historical or current facts) of Mattel and its subsidiaries’ overall businesses, brands, and products lines. These statements are based on currently available operating, financial, economic, and other information and they are subject to a number of significant risks and uncertainties. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. A variety of factors (e.g., consumer preferences, product mix, global economic conditions) many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Some of these factors are described in the “Risk Factors” section of Mattel’s 2017 Annual Report on Form 10-K, in our 2018 quarterly reports on Form 10-Q, and in other filings Mattel makes with the SEC from time to time, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so. Forward-Looking Statements Forward Looking Statements

Mattel faced significant top-line and bottom-line pressures in 2017 driven by tighter retail inventory management, the Toys “R” Us bankruptcy, historical planning misalignments, and mixed brand performance Profitability was negatively impacted by the proliferation of stock keeping units (SKUs) and brands, leading to an increase in closeout sales and unfavorable product mix, as well as increased obsolescence expenses, and freight and logistics challenges Business Overview ©2018 Mattel, Inc. All Rights Reserved. Mattel is a global learning, development, and play company focused on inspiring the next generation of kids to shape a brighter tomorrow Through our iconic consumer brands, we create systems of play, content, and experiences that help kids unlock their full potential We also create innovative products in collaboration with leading entertainment and technology companies Mattel At-A-Glance Sources: Mattel 2018 Toy Fair Analyst Meeting; Mattel 2018 Proxy Statement Recent Market Dynamics & Performance Differentiated, Market-Leading Assets (Selected Brands) In response to these challenges, the Board took significant action over the past year to reposition Mattel for growth

Five-Pillar Strategy ©2018 Mattel, Inc. All Rights Reserved. In June 2017, Mattel laid out a five-pillar strategy to create value for our stockholders; our team has made strong initial progress, with significant room for growth 4 Reshape operations Reignite culture and team Strengthen our innovation pipeline Build power brands into connected 360⁰ play experiences Accelerate emerging markets Source: Mattel 2017 Investor Day Presentation

Sources: Mattel 2018 Toy Fair Analyst Meeting; Mattel Q4 2017 Earnings; Mattel Q1 2018 Earnings *Note: LTM Sales charts are not to scale ©2018 Mattel, Inc. All Rights Reserved. Streamline number of product lines and improve approach to demand planning Reduce costs via decreased tooling and logistics expenses; optimize manufacturing footprint Gross margin expected to increase to the low 40s in FY 2018 as a result of changes Gross Margin Simplify corporate structure by reducing number of layers of leadership and rebalancing workforce Implement zero-based budgeting approach Careful not to impact customer-facing functions; will invest in core capabilities and key areas of strategic growth SG&A Rigorous focus on efficient allocation of advertising spend Optimize advertising spend by streamlining number of product lines supported Expected to return to historical range of 11-13% of net sales in 2018 Advertising Implementing Improvements to our Cost Structure through Three Key Areas Cost savings actions through Q1 2018 are expected to result in approximately $165MM in full year run-rate savings Beginning to See Strong Performance in POS in Barbie and Hot Wheels ($MM)* ($MM)* 1Q18 worldwide gross sales at actual 24% vs. prior year 1Q18 worldwide gross sales at actual 15% vs. prior year LTM Sales LTM Sales Early Signs of Improvement Our strategic transformation is beginning to drive sales momentum, and we continue to make meaningful progress in improving our cost structure through structural simplification

Transformed Leadership to Drive Growth

Our leadership team brings deep industry expertise and is well-positioned to accelerate progress on our transformation

Selected Mattel Leadership



Ynon Kreiz

Named CEO April 2018

Chairman and Chief Executive Officer*

Ynon has tremendous expertise across core areas of our strategy, including digital, media, and entertainment, and has been an invaluable resource since becoming a director in June 2017. As the former Chairman and CEO of Maker Studios, Endemol Group, and Fox Kids Europe N.V., he brings an outstanding track record of innovation and success with experience in the media and entertainment industries – including particularly deep experience in children's entertainment



Richard Dickson

President and Chief Operating Officer

Richard has been a significant contributor to the transformation of Mattel's Power Brands. He plays an important role in the strengthened leadership team by providing organizational and business continuity, and his unique expertise to Mattel

Recent hires provide substantial experience in executing organizational transformations

Joe Euteneuer

Sept 2017

Chief Financial Officer

- More than four decades of financial leadership experience in the technology, telecom, and cable industries
- Previously CFO at Sprint Corporation, where he managed a large-scale finance organization and helped drive widespread transformation

Amy Thompson

Sept 2017

Chief People Officer

- Previously served as Chief People Officer at TOMS Shoes and held several global HR leadership roles at Starbucks Coffee Company
- At TOMS, successfully developed and implemented plans that increased employee engagement and improved accountability

Sven Gerjets

July 2017

Chief Tech. Officer

- 25+ years of experience leading technology organizations and improving business results across a range of industries
- Previously served as Chief Product Officer of n.io Innovation and Chief Information Officer at Time Warner Cable

Nancy Elder

Sept 2017

Chief Comms. Officer

- Previously CCO at JetBlue Airways Corporation
- At JetBlue, responsible for developing and executing a comprehensive strategic vision and reputation strategy for the brand; also managed media relations, social media, internal communications, and crisis communications

Mike Eilola

Aug 2017

Chief Supply Chain Officer

- Joined Mattel in Aug. 2017 as SVP of Global Manufacturing, and promoted to current role in Jan. 2018; previously VP of Integrated Supply Chain, Americas at Honeywell International
- Brings experience in manufacturing and supply chain management across multiple global companies, delivering results in the areas of safety, productivity, and customer satisfaction

Robert Normile

CLO & Secretary

- CLO & Secretary of Mattel since 2011, with 25+ years of experience in legal roles at Mattel
- Strong institutional knowledge of our Company and industry, with previous experience as a lawyer at Latham & Watkins LLP and Sullivan & Cromwell LLP

Sources: Mattel 2018 Proxy Statement; October 3, 2017 and April 19, 2018 Press Releases
*Effective upon Mr. Kreiz's election to the Board at Mattel's 2018 Annual Meeting of Stockholders

©2018 Mattel, Inc. All Rights Reserved.

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Mattel Service Joined Mattel Board in 2004 Served as Independent Lead Director since early 2015 Chair of the Compensation and Executive Committees Source: Mattel 2018 Proxy Statement Strong Independent Board Leadership Mattel has a robust Independent Lead Director role to provide independent, consistent oversight of management during a critical period for the Company ©2018 Mattel, Inc. All Rights Reserved. Key Experience & Qualifications Former CEO of Bacardi Limited, and former Chairman and CEO of IMG Worldwide and Young & Rubicam, Inc. Brings significant leadership, finance, global consumer products and branding, strategic marketing, and operations expertise, from tenure at both Bacardi and Young & Rubicam Through experience as CEO of IMG, brings valuable perspective on the entertainment industry, to help inform key licensing decisions at Mattel as we continue to strengthen our innovation pipeline Michael Dolan Independent Lead Director Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors Serves as liaison between the Chairman and the independent directors Approves information sent to the Board Approves meeting agendas for the Board Approves schedules of meetings to assure that there is sufficient time for discussion of all agenda items Has the authority to call meetings of the independent directors Available for consultation / direct communication with major stockholders The Independent Lead Director is elected annually by our independent directors and has the following significant responsibilities: Our Independent Lead Director provides the same independent leadership, oversight and benefits for the Company and Board that would be provided by an independent Chairman

Focus on Board Refreshment

Board works to ensure the right balance between institutional knowledge and fresh perspectives during this transformation

WELL-BALANCED TENURES OF NOMINEES[1]


3 Directors
1 Director
3 Directors
≤2 years
3 to 10 years
>10 years

COMPLEMENTARY SKILLS & EXPERIENCE

- ✓ Large Corporation Leadership
- ✓ Consumer Products
- ✓ Restructuring
- ✓ International Business
- ✓ Marketing & Advertising
- ✓ Digital Media & Entertainment
- ✓ Financial Management & Operations
- ✓ Technology
- ✓ Corporate Governance

DIVERSE, FRESH PERSPECTIVES[1]

- **43%** Female or Multicultural Directors
- **6 of 7** Nominees Independent
- **3** Independent Directors Added in Past 3 Years

Two new independent director nominees further strengthen Board expertise in areas integral to our transformation



- Former CEO of Mozido, LLC, a global provider of digital commerce and payment solutions
- Also held senior leadership positions with the Hewlett-Packard Co., including EVP of Strategic Growth Initiatives
- Contributes leadership, finance, digital, marketing, and technology experience

R. Todd Bradley



- Former CEO of TOP-TOY, a toy retailer in the Nordic market
- Also held senior leadership roles with The LEGO Group, including President of LEGO Systems, Inc.
- Contributes leadership, finance, brand, marketing, retail, global, and toy industry experience

Soren Laursen

Continued director refreshment is a key Board priority; Board has a strong pipeline of candidates with complementary, diverse expertise to help further accelerate our transformation

Source: Mattel 2018 Proxy Statement; May 4, 2018 Mattel Form DEFA14A
[1] Includes two new independent director nominees at the 2018 Annual Meeting

©2018 Mattel, Inc. All Rights Reserved.

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©2018 Mattel, Inc. All Rights Reserved. Mattel utilizes strong corporate governance practices to provide our stockholders with meaningful rights and enhance Board effectiveness Board Practices Routine review of Board leadership structure Annual Board and Committee evaluations Robust director succession and search process Annual review and evaluation of CEO performance by independent directors Quarterly executive sessions held without management present Comprehensive risk management with Board and Committee oversight 6 of 7 director nominees are independent Annual Board elections Majority voting standard Robust Independent Lead Director role with significant responsibilities Active stockholder engagement Stockholder right to call special meetings Stockholder right to proxy access Stockholder ability to remove directors with or without cause Stockholder ability to act by written consent Corporate Governance Practices Source: Mattel 2018 Proxy Statement Board & Governance Practices Promote Accountability

©2018 Mattel, Inc. All Rights Reserved. A significant percentage of executive compensation is performance-based and at risk, promoting strong alignment with our stockholders’ interests Source: Mattel 2018 Proxy Statement Executive Compensation Program Overview ELEMENT OBJECTIVE Base Salary Provide fixed income for financial certainty and stability Reward individual performance Annual Cash Incentive (MIP) Directly link pay to Company performance through achievement of financial performance goals Incentivize and motivate executives to achieve our short-term strategic and financial objectives that we believe will drive long-term value creation Promotes team orientation by encouraging participants in all areas of Mattel to work together to achieve common goals Equity Long-Term Incentives Performance Units Stock Options RSUs Directly link pay to Company and stock price performance through achievement of financial performance goals and total stockholder return (TSR) (relative to the S&P 500), as well as stock price appreciation Incentivize and motivate executives to achieve key long-term strategic and financial objectives Align executives’ interests with stockholders’ interests and foster long-term focus on increasing stockholder value Encourage executive stock ownership 2017 TARGETED TOTAL DIRECT COMPENSATION (TDC) KEY COMPENSATION GOVERNANCE BEST PRACTICES Clawback Policy applicable to all Section 16 officers and other direct reports to the CEO Double-trigger accelerated vesting in equity plans and executive severance plans Stock ownership guidelines: 6x base salary for Executive Chairman and CEO, 4x for COO & CFO, 3x for other NEOs No hedging or pledging permitted No excise tax gross-ups Other Current NEOs CEO 88% Performance-based 77% Performance-based

©2018 Mattel, Inc. All Rights Reserved. 2017 pay outcomes, as well as those in 2014-2016, demonstrate the performance-based nature of our incentive programs and reflect recent challenging financial performance Source: Mattel 2018 Proxy Statement Recent Payouts Reflect Challenging Performance CLOSE LINKAGE BETWEEN PAY AND PERFORMANCE ELEMENT HISTORICAL NEO RESULTS 2017 NEO RESULTS 2014 2015 2016 Annual Cash Incentive Below target payouts under MIP Below target payouts under MIP No payout earned under MIP No payout earned under MIP Base Salary No salary increases, except in connection to heightened responsibilities No salary increases, except in connection to promotion or heightened responsibilities No salary increases, except in connection to promotion or heightened responsibilities No salary increases, except in connection with retention based on criticality of role during leadership transition HISTORICAL NEO RESULTS 2017 NEO RESULTS Equity Long-Term Incentives Last payout under LTIP was in 2014 for 2011-2013 LTIP No payouts under 2014-2016 LTIP On track for no earnout under 2016-2018 LTIP No earnout for 2017 performance under 2017-2019 LTIP All outstanding stock options currently underwater

Target Total Direct Compensation is Long-term Focused $1.5MM Base Salary $2.25MM Target Annual Cash Incentive No guaranteed bonus $8.25MM Equity Long-Term Incentives Comprised of 1/3 Performance Units, Stock Options, and RSUs, respectively To promote long-term value creation, Performance Units will use 3-year Free Cash Flow as the financial measure and a 3-year relative TSR multiplier New Hire Performance Award Provided new CEO with one-time new hire grant of performance-based stock options valued at $5MM Options cliff vest after three years Grant will only vest if Mattel’s relative TSR performance versus the S&P 500 is at or above the 65th percentile for the three-year period Award creates immediate alignment with stockholder interests, further intensifying focus on driving long-term, sustainable growth ©2018 Mattel, Inc. All Rights Reserved. Compensation structure for new CEO, Ynon Kreiz, incorporates rigorous, long-term targets and tightly aligns with stockholder value creation Source: Mattel Form 8-K Filed April 20, 2018 New CEO Compensation is Highly Performance-Based New CEO Compensation 3-year TSR ≥ 65th percentile required for award to vest Significant majority of new CEO pay is linked to long-term performance to help drive sustainable, profitable growth and strong execution during a critical period in our transformation 88% Performance-based vs. S&P 500

©2018 Mattel, Inc. All Rights Reserved. The Board took action in 2017 to hire critical expertise and retain important institutional knowledge Source: Mattel 2018 Proxy Statement 1CEO 2017 Realized Pay reflects 2017 actual annual cash (base salary and cash bonus paid) as well as the realized value of the make-whole RSUs vested at year-end (as set forth in the “Option Exercises and Stock Vested in 2017” table in the Mattel 2018 Proxy Statement) Compensation Decisions in Connection with 2017 Leadership Transition New hire compensation for former CEO, Margo Georgiadis, and new CFO, Joe Euteneuer, structured to recruit deep expertise and experience in technology and cost management to accelerate our transformation Retention grants for key leaders to promote stability during a period of significant uncertainty Joe Euteneuer, CFO, provides deep financial leadership experience and has been instrumental in driving our structural simplification cost savings initiative Our CFO’s compensation included a one-time guaranteed cash bonus for 2017 given that he started in the fall of 2017 and new hire equity grants of options and RSUs to establish an immediate link to long-term stock performance Margo Georgiadis, former CEO, implemented our five-pillar strategy, which is beginning to drive strong momentum in key areas Ms. Georgiadis resigned as CEO effective April 26, 2018, and as a result forfeited significant value All unvested equity was forfeited Equity that had vested prior to resignation was significantly below grant value Not entitled to separation payments or benefits ($MM) Realized Compensation 71% lower than Targeted ($MM) 2017 CEO TARGETED vs. REALIZED PAY1 Committee provided one-time awards to two critical, long-serving members of our management team to help maintain stability and retain institutional knowledge given the significant management changes: Mr. Dickson, our President and COO, was granted an equity award, bonus, and an increase in base salary in light of his leadership role on the management team and his contributions to the transformation of our Power Brands Mr. Normile, our CLO and Secretary, was granted an equity award, given his critical role and extensive experience with Mattel and our industry Committee and management are focused on retention of key personnel throughout the organization to facilitate execution of our transformation efforts

©2018 Mattel, Inc. All Rights Reserved. Changes to incentive programs in 2017-2018 enhance engagement of our broader team during a critical period for Mattel and tightly link compensation with execution of our go-forward strategy Source: Mattel 2018 Proxy Statement Aligning our Incentive Programs to the Transformation 2018 MIP Refinements Updated metrics to closely align with our transformation strategy: EBITDA replaces operating profit measure to increase linkage to cash flow generation Gross Margin and Working Capital and Tooling provide a more balanced approach to profitable growth and disciplined cash management, and align with our structural simplification cost savings initiative 2017 Changes 2018 Changes Metric Weight EBITDA 50% Net Sales 20% Gross Margin 15% Working Capital & Tooling 15% Choice Program to Support Retention Allowed eligible employees– excluding our CEO, CFO, and Executive Chairman at that time – to allocate the grant value of the stock options/RSUs component of their LTI (two-thirds of the LTI award) to a selected mix of stock options and RSUs EVPs and above were required to allocate at least 25% to stock options; remaining portion could be allocated to RSUs or stock options in 25% increments This change was designed to directly strengthen engagement and retention during this critical time in our transformation Performance Units (3-yr cycle) + Stock Options + Time-Vesting RSUs = LTI Annual Target Value 1/3 of LTI Remaining 2/3 of LTI Choice of equity grant mix, with a minimum of 25% options Target Adjustments to Align with New Strategy; No Payouts In April 2017, after evaluating our newly established internal financial plan and determining the importance of providing our broader team with challenging yet achievable targets aligned with our strategy, the Committee revised the Operating Profit and Net Sales goals for the 2017 MIP, and the 2017 EPS goal for the 2017-2019 LTIP To ensure that only positive, improved performance could be rewarded, Committee provided that the 2017 MIP could not pay out at over 100% unless our adjusted operating profit was higher than actual achievement in 2016 and 2017 TSR was positive; for LTIP, added a cap such that LTIP could not pay out at over 100% unless 2017-2019 TSR is positive Below threshold performance for both the 2017 MIP and 2017 EPS portion of the 2017-2019 LTIP resulted in no earned payout under the 2017 MIP and no earnout for 2017 performance under the 2017-2019 LTIP 2018-2020 LTIP Uses 3-Year Performance Metric Performance Units will use 3-year Free Cash Flow (instead of EPS) as the financial measure and a 3-year relative TSR multiplier Free Cash Flow emphasizes overall cash generation, a core component of our long-term growth 2018-2020 LTIP utilizes a 3-year cumulative Free Cash Flow target to promote long-term value creation – instead of utilizing annual targets with earned percentages averaged over 3 years to determine payouts as under the 2017-2019 LTIP TSR multiplier adjusts payouts upwards or downwards based on our relative 3-year TSR versus the S&P 500

©2018 Mattel, Inc. All Rights Reserved. In March 2018, the Board adopted an amendment to the Amended and Restated 2010 Equity and Long-Term Compensation Plan – subject to stockholder approval Source: Mattel 2018 Proxy Statement Stockholder Approval for First Amendment to Amended and Restated 2010 Equity and Long-Term Compensation Plan This amendment enables Mattel to continue to provide equity-based awards and incorporates key governance enhancements We are requesting 13 million additional shares, which are necessary to cover annual equity award grants scheduled to be made in August 2018 Other plan changes include: Addition of minimum vesting requirement such that awards granted under the Amended Plan will not vest earlier than the first anniversary of grant date (subject to limited exceptions) Prohibition on payment of dividends or dividend equivalents with respect to unvested awards unless and until underlying award subsequently vests, and prohibition on the grant or payment of dividends or dividend equivalents with respect to stock options and stock appreciation rights Modification of change in control provisions of 2010 Plan to provide that in the event of a change in control, if a performance-vesting award granted on or after the date of the 2018 Annual Meeting is not assumed or substituted in connection with such change in control, such award will vest based on the greater of (i) actual performance through the date of the change in control or (ii) pro-rated target performance General prohibition on accelerated vesting of time-vesting awards upon the occurrence of a change in control Deletion of a provision in the 2010 Plan permitting Board or Compensation Committee, without stockholder approval, to cancel outstanding awards and replace them with new awards having equivalent value Equity represents an important compensation tool that is key to our ability to attract, motivate, reward, and retain our team, and to directly link pay with long-term stockholder value creation

FOR the election of director nominees In response to challenging performance and substantial market headwinds, the Board took significant action to reposition Mattel for future revenue improvement and profit growth FOR ratification of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2018 FOR the advisory vote to approve named executive officer compensation Our Board and Compensation Committee remain focused on closely aligning pay with performance, as evidenced by payouts that reflect recent performance challenges New CEO compensation incorporates rigorous, long-term targets and tightly aligns with stockholder value creation For 2017 and 2018, Committee took actions necessary to hire essential expertise, enhance retention during a critical period for Mattel, and align our incentive compensation programs to the current state of our transformation FOR the First Amendment to Mattel’s Amended and Restated 2010 Equity and Long-Term Compensation Plan Equity represents an important compensation tool that is core to our ability to attract, motivate, reward, and retain our team, and to directly link pay with long-term stockholder value creation AGAINST Stockholder proposal regarding an independent Board Chairman Our Board routinely evaluates its leadership structure, and believes it is important to retain flexibility to determine the appropriate structure for Mattel given the circumstances at any time – particularly as we navigate this critical period of transformation and significant industry shifts Going forward, combined Chair and CEO role will permit tight coordination between management and the Board, direct and timely communication, and optimal prioritization of the Board agenda – all at a key juncture in Mattel’s transformation Robust Independent Lead Director role provides strong independent oversight The stockholder proposal, if approved, would establish a prescriptive and rigid leadership structure that would eliminate the Board’s ability to determine the best Board leadership structure to drive long-term value ©2018 Mattel, Inc. All Rights Reserved. Source: Mattel 2018 Proxy Statement We ask for your support at the Annual Meeting ü X ü ü ü